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                                                               EXHIBIT (h)(4)(B)

                    AMENDMENT TO THE PARTICIPATION AGREEMENT
                   BY AND AMONG LINCOLN BENEFIT LIFE COMPANY,
             LSA VARIABLE SERIES TRUST AND LSA ASSET MANAGEMENT LLC


This Amendment to the Participation Agreement is dated as of May 30, 2001, and amends the Participation Agreement (the "Participation Agreement") dated as of October 1, 1999, made by and among Lincoln Benefit Life Company (the "Company"), LSA Variable Series Trust, a Delaware business trust (the "Trust") and LSA Asset Management LLC, a Delaware limited liability company (the "Manager").

WHEREAS, the Trust's Board of Trustees has approved entering into the Participation Agreement with the Company on behalf of the Funds of the Trust; and

WHEREAS, the Trust's Board of Trustees has approved adding six additional series to the Trust, to be designated the Aggressive Growth Fund, Diversified Mid-Cap Fund, Capital Appreciation Fund, Basic Value Fund, Mid Cap Value Fund and Blue Chip Fund (the "New Funds");

NOW, THEREFORE, the Participation Agreement is hereby amended, effective as of May 30, 2001, to read as set forth in Exhibit A to this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered in their names and on their behalf as of the day and year first above written.

LINCOLN BENEFIT LIFE COMPANY                           LSA VARIABLE SERIES TRUST

By:___________________                                 By:______________________


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Name                                                   Name

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Title                                                  Title


LSA ASSET MANAGEMENT LLC

By:___________________


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Name


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Title

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EXHIBIT A

                     Schedule 1, as revised on May 30, 2001

                                Separate Accounts

                         LBL Advantage Variable Annuity


                     Schedule 2, as revised on May 30, 2001

Pursuant to Article I, Section 1.3, the following are the Portfolios of LSA Variable Series Trust:

                               Focused Equity Fund
                               Growth Equity Fund
                             Disciplined Equity Fund
                                Value Equity Fund
                                  Balanced Fund
                      Emerging Growth Domestic Equity Fund
                             Aggressive Growth Fund
                            Capital Appreciation Fund
                            Diversified Mid-Cap Fund
                               Mid Cap Value Fund
                                Basic Value Fund
                                 Blue Chip Fund